UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2015

Horizon Pharma Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-35238	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: 011-353-1-772-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously announced in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2015, Horizon Pharma, Inc. (“HPI”), a Delaware corporation and indirect wholly-owned subsidiary of the Horizon Pharma Public Limited Company (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ghrian Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of HPI (“Purchaser”), and Hyperion Therapeutics, Inc., a Delaware corporation (“Hyperion”).

Under the terms of the Merger Agreement, HPI, through Purchaser, commenced a tender offer to purchase all of the issued and outstanding shares of Hyperion’s common stock, par value $0.0001 per share (each, a “Share”), for an amount in cash equal to $46.00 per Share, without interest, subject to any required withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 9, 2015 (together with any amendments and supplements thereto, the “Offer to Purchase”), and the Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”).

The Offer expired at midnight, New York City time on May 7, 2015 as scheduled and was not extended. According to Computershare Trust Company, N.A., the depositary for the Offer, a total of 18,522,306 Shares were validly tendered and not properly withdrawn as of the expiration of the Offer, which represented approximately 86% of the outstanding Shares. The condition to the Offer that a majority of the outstanding Shares on a fully diluted basis be validly tendered and not withdrawn had been satisfied and as a result, Purchaser accepted for payment all Shares that were validly tendered and not withdrawn, and payment for such Shares has been initiated by the depositary. In accordance with the terms of the Offer, the depositary will act as agent for tendering stockholders for the purpose of receiving payments for tendered Shares and transmitting such payments to tendering stockholders whose Shares have been accepted for payment. In addition, notices of guaranteed delivery have been delivered with respect to 498,982 additional Shares, representing approximately 2% of the outstanding Shares.

On May 7, 2015, Purchaser completed its acquisition of Hyperion pursuant to the terms of the Merger Agreement. Purchaser merged with and into Hyperion, in accordance with Section 251(h) of the General Corporation Law of the State of Delaware, with Hyperion continuing as the surviving corporation and as an indirect wholly owned subsidiary of HPI (the “Merger”). Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time (other than Shares held by Hyperion, Purchaser or HPI and Shares held by stockholders who validly exercise appraisal rights under Delaware law with respect to such Shares), was converted into the right to receive $46.00 in cash, without interest, subject to any required withholding of taxes, which is the same price per Share as was paid in the tender offer.

The description of the Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K/A filed by Hyperion with the SEC on April 9, 2015, and is incorporated herein by reference as Exhibit 2.1.

Item 1.01. Entry into a Material Definitive Agreement.

Credit Agreement

On May 7, 2015, HPI, the Company and certain of its subsidiaries entered into a credit agreement (the “Credit Agreement”) with Citibank, N.A., as administrative and collateral agent, and the lenders from time to time party thereto providing for (i) a five-year $400.0 million term loan facility (the “2015 Term Loan Facility”); (ii) an uncommitted accordion facility subject to the satisfaction of certain financial and other conditions; and (iii) one or more uncommitted refinancing loan facilities with respect to loans thereunder (the “2015 Senior Secured Credit Facility”). The initial borrower under the 2015 Term Loan Facility is HPI. The Credit Agreement allows for the Company and certain other subsidiaries of the Company to become borrowers under the accordion or refinancing facilities. Loans under the 2015 Term Loan Facility bear interest, at each borrower’s option, at a rate equal to either the LIBOR, plus an applicable margin of 3.5% per year (subject to a 1.0% LIBOR floor), or the prime lending rate, plus an applicable margin equal to 4.5% per year. The Company borrowed the full $400.0 million available under the 2015 Term Loan Facility on May 7, 2015 as a LIBOR-based borrowing.

The obligations under the Credit Agreement and any swap obligations and cash management obligations owing to a lender (or an affiliate of a lender) thereunder are and will be guaranteed by the Company and each of the Company’s existing and subsequently acquired or organized direct and indirect subsidiaries (other than certain immaterial subsidiaries, subsidiaries whose guarantee would result in material adverse tax consequences and subsidiaries whose guarantee is prohibited by applicable law). The obligations under the Credit Agreement and any such swap and cash management obligations are secured, subject to customary permitted liens and other agreed upon exceptions, by a perfected security interest in (i) all tangible and intangible assets of the borrowers and the guarantors, except for certain customary excluded assets, and (ii) all of the capital stock owned by the borrowers and guarantors thereunder (limited, in the case of the stock of certain non-U.S. subsidiaries of the borrowers, to 65% of the capital stock of such subsidiaries). The borrowers and the guarantors under the Credit Agreement are individually and collectively referred to in this Current Report on Form 8-K as a “Loan Party” and the “Loan Parties,” as applicable.

HPI is permitted to make voluntary prepayments of the loans under the 2015 Term Loan Facility at any time without payment of a premium, except that a 1% premium would apply to a repayment of the loans under the 2015 Term Loan Facility in connection with a repricing of, or any amendment to the 2015 Term Loan Facility in a repricing of, the loans under the 2015 Term Loan Facility effected on or prior to the date that is six months following May 7, 2015. HPI is required to make mandatory prepayments of loans under the 2015 Term Loan Facility (without payment of a premium) with (a) net cash proceeds from certain non-ordinary course asset sales (subject to reinvestment rights and other exceptions), (b) casualty proceeds and condemnation awards (subject to reinvestment rights and other exceptions), (c) net cash proceeds from issuances of debt (other than certain permitted debt), and (d) beginning with the fiscal year ending December 31, 2016, 50% of the Company’s excess cash flow (subject to decrease to 25% or 0% if the Company’s first lien leverage ratio is less than 2.25:1 and 1.75:1, respectively). The loans under the 2015 Term Loan Facility will amortize in equal quarterly installments in an aggregate annual amount equal to 1% of the original principal amount thereof, with any remaining balance payable on the final maturity date of the loans under the 2015 Term Loan Facility.

The Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on indebtedness, liens, investments, mergers, dispositions, prepayment of other indebtedness and dividends and other distributions.

Events of default under the Credit Agreement include: (i) the failure by any borrower to timely make payments due under the Credit Agreement; (ii) material misrepresentations or misstatements in any representation or warranty by any Loan Party when made; (iii) failure by any Loan Party to comply with the covenants under the Credit Agreement and other related agreements; (iv) certain defaults under a specified amount of other indebtedness of the Company or its subsidiaries; (v) insolvency or bankruptcy-related events with respect to the Company or any of its material subsidiaries; (vi) certain undischarged judgments against the Company or any of its restricted subsidiaries; (vii) certain ERISA-related events reasonably expected to have a material adverse effect on the Company and its restricted subsidiaries taken as a whole; (viii) certain security interests or liens under the loan documents ceasing to be, or being asserted by the Company or its restricted subsidiaries not to be, in full force and effect; (ix) any loan document or material provision thereof ceasing to be, or any proceeding being instituted asserting that such loan document or material provision is not, in full force and effect; and (x) the occurrence of a change of control. If one or more events of default occurs and continues beyond any applicable cure period, the administrative agent may, with the consent of the Lenders holding a majority of the loans and commitments under the facilities, or will, at the request of such Lenders, terminate the commitments of the Lenders to make further loans and declare all of the obligations of the Loan Parties under the Credit Agreement to be immediately due and payable.

The foregoing summary is qualified in its entirety by reference to the complete terms and conditions of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

PENNSAID Settlement Agreement

On May 6, 2015, certain subsidiaries of the Company (collectively, the “Horizon Subsidiaries”) entered into a Settlement and License Agreement (the “Settlement Agreement”) with Perrigo Company and its subsidiary Paddock Laboratories, LLC (collectively, “Perrigo”) relating to the Horizon Subsidiaries’ on-going patent infringement litigation against Perrigo in the U.S. District Court for the District of New Jersey (the “Litigation”). A protective patent infringement suit, filed against Perrigo in the U.S. District Court for the District of Delaware, was dismissed on April 29, 2015. In the Litigation, the Horizon Subsidiaries allege that a generic version of PENNSAID® (diclofenac sodium topical solution) 2% w/w, for which Perrigo is seeking approval to market in the United States pursuant to an Abbreviated New Drug Application (ANDA), infringes certain U.S. patents owned by Horizon that cover PENNSAID® 2%.

In accordance with legal requirements, the Horizon Subsidiaries and Perrigo have agreed to submit the Settlement Agreement to the U.S. Federal Trade Commission and the U.S. Department of Justice for review. The Horizon Subsidiaries and Perrigo have agreed to file stipulations of dismissal with the courts regarding the Litigation. The Settlement Agreement provides for a full settlement and release by both the Horizon Subsidiaries and Perrigo of all claims that were or could have been asserted in the Litigation and that arise out of the issues that were the subject of the Litigation or Perrigo’s generic version of PENNSAID® 2%.

Under the Settlement Agreement, the Horizon Subsidiaries granted Perrigo a non-exclusive license to manufacture and commercialize Perrigo’s generic version of PENNSAID® 2% in the United States after the License Effective Date (as defined below) and to take steps necessary to develop inventory of, and prepare to commercialize, Perrigo’s generic version of PENNSAID® 2% during certain limited periods prior to the License Effective Date.

Under the Settlement Agreement, the License Effective Date is January 10, 2029; however, Perrigo may be able to enter the market earlier in certain circumstances. Such events relate to the resolution of any other third party PENNSAID® 2% patent litigation, the entry of other third party generic versions of PENNSAID® 2% or certain substantial reductions in Horizon’s PENNSAID® 2% shipments over specified periods of time.

Under the Settlement Agreement, the Horizon Subsidiaries also agreed not to sue or assert any claim against Perrigo for infringement of any patent or patent application owned or controlled by the Horizon Subsidiaries during the term of the Settlement Agreement based on the manufacture, use, sale, offer for sale, or importation of Perrigo’s generic version of PENNSAID® 2% in the United States.

In certain circumstances following the entry of other third party generic versions of PENNSAID® 2%, the Horizon Subsidiaries may be required to supply Perrigo PENNSAID® 2% as the Horizon Subsidiaries’ authorized distributor of generic PENNSAID® 2%, with the Horizon Subsidiaries receiving specified percentages of any net sales by Perrigo. The Horizon Subsidiaries also agreed that if it enters into any similar agreements with other parties with respect to generic versions of PENNSAID® 2%, it will amend the Settlement Agreement to provide Perrigo with terms that are no less favorable than those provided to the other parties.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement, which will be filed, with confidential terms redacted, with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2015.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03. Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 2.01 above is incorporated by reference into this Item 2.03.

Assumption of Obligations under Indenture

As previously disclosed, on April 29, 2015, Horizon Pharma Financing, Inc. (the “Escrow Issuer”), a wholly-owned subsidiary of the Company, completed its previously announced offering of $475 million aggregate principal amount of 6.625% Senior Notes due 2023 (the “notes”). The gross proceeds of the issuance of the notes were placed into escrow pending consummation of the Offer and the Merger. In connection with the consummation of the Offer and the Merger, the gross proceeds of the issuance of the notes were released from escrow, the Escrow Issuer was merged into HPI, with HPI as the surviving corporation, the obligations of the Escrow Issuer under the notes and the indenture governing the notes were assumed by HPI, and the Company and the subsidiaries of the Company that are Loan Parties (other than HPI (the “Subsidiary Guarantors”) fully and unconditionally guaranteed HPI’s obligations under the notes and the indenture governing the notes.

Item 2.05 Costs Associated with Exit or Disposal Activities.

In connection with HPI’s acquisition of Hyperion, HPI intends to integrate Hyperion’s operations and consolidate its business in order to improve operating efficiency and continue to focus on improving patients’ lives. In doing so HPI expects to (a) terminate the employment of approximately 70 Hyperion employees at an estimated cost of between $11.5 million and $12.5 million and (b) terminate certain contracts and/or commitments at an estimated cost of approximately $4.0 million and $6.0 million. HPI estimates that it will incur total pre-tax restructuring charges of between $15.5 million and $18.5 million relating to these actions. These charges are expected to consist of non-recurring severance and retention charges and commitment and/or contract termination costs. HPI expects the implementation of these actions to be substantially completed by March 31, 2016.

Item 2.06 Material Impairments

The information disclosed in Item 2.05 of this Current Report on Form 8-K is incorporated by reference to this Item 2.06.

Item 8.01. Other Events.

On May 7, 2015, the Company and Hyperion issued a joint press release announcing the expiration and results of the Offer. The joint press release is field as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference to this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

Financial statements of the Company for the periods specified in Rule 3-05(b) of Regulation S-X are not included in this report, and will be filed with the SEC by amendment of this report not later than July 21, 2015.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 29, 2015, among Hyperion, HPI and Purchaser (incorporated by reference to the Current Report on Form 8-K/A filed by Hyperion on April 9, 2015).

10.1	Credit Agreement, dated as of May 7, 2015, among the Company, HPI, the subsidiary guarantors party thereto, the lenders party thereto and Citibank, N.A., as Administrative Agent and Collateral Agent.

10.2	First Supplemental Indenture, dated as of May 7, 2015, among the Company, HPI, the Subsidiary Guarantors and U.S. Bank National Association, as trustee.

99.1	Joint Press Release, dated May 7, 2015 (incorporated herein by reference to Exhibit (a)(5)(iv) of the Schedule TO/A filed by the Company, HPI and Purchaser on May 7, 2015).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2015	HORIZON PHARMA PUBLIC LIMITED COMPANY

	By:	/s/ Paul W. Hoelscher
Paul W. Hoelscher
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 29, 2015, among Hyperion, HPI and Purchaser (incorporated by reference to the Current Report on Form 8-K/A filed by Hyperion on April 9, 2015).

10.1	Credit Agreement, dated as of May 7, 2015, among the Company, HPI, the subsidiary guarantors party thereto, the lenders party thereto and Citibank, N.A., as Administrative Agent and Collateral Agent.

10.2	First Supplemental Indenture, dated as of May 7, 2015, among the Company, HPI, the Subsidiary Guarantors and U.S. Bank National Association, as trustee.

99.1	Joint Press Release, dated May 7, 2015 (incorporated herein by reference to Exhibit (a)(5)(iv) of the Schedule TO/A filed by the Company, HPI and Purchaser on May 7, 2015).